TO:       H. C. (Buddy) Henry, Jr.
          Executive Vice President - Corporate Relations

FROM:     Susan K. Cooper
          Senior Human Resources Executive

SUBJECT:  Approval of BellSouth Corporation Non-Employee
          Director Stock Plan Amendments

The attached restatement of the BellSouth Corporation Non
Employee Director Stock Plan reflects changes made by the BellSouth Board of Directors in resolutions adopted on November 25, 1996 regarding the grant of stock payments beginning May 1, 1997 and regarding option transferability.

Article VIII, amended effective May 1, 1997, eliminates a non employee director's ability to elect to have all or 50% of director fees paid in the form of BellSouth shares. Instead, 50% of each non-employee director's retainer automatically will be paid in the form of BellSouth shares. Each nonemployee director also will receive outside of the Plan a special grant of 200 BellSouth shares on each May 1 pursuant to the November 25, 1997 resolution.
Article IX, amended effective November 25, 1996, allows non employee directors to transfer future and outstanding nonqualified stock options and tandem SARs to or on behalf of specified family members subject to limitations established by the Board.
Finally, Plan annual grant numbers and aggregate limits have been updated to reflect the November 8, 1995 two-for-one stock split pursuant to Article X of the Plan and applicable September 25, 1995 BellSouth Board of Directors resolutions. Pursuant to the specific authority granted to the officers of BellSouth Corporation in the applicable BellSouth Board of Directors resolutions to reflect the changes made in those resolutions and described above, your approval of the restatement of the BellSouth Corporation NonEmployee Director Stock Plan is requested.



Recommended:  /s/ Susan K. Cooper                    4/25/97
               Senior Human Resources Executive        Date


Concurred:   /s/ W. H. Alford                        4/29/97
               Executive Vice President                Date
                  and General Counsel

Approved:  /s/ H.C. Henry, Jr.                       4/28/97
               Executive Vice President -              Date
                 Corporate Relations














                    BELLSOUTH CORPORATION
              NONEMPLOYEE DIRECTOR STOCK PLAN
                  EFFECTIVE APRIL 24, 1995
                         AS AMENDED


                     ARTICLE I.  PURPOSE

     The purpose of this Plan is to promote the interest of BellSouth by granting Options and Stock Appreciation
Rights to Non-Employee Directors, and providing Non-
Employee Directors an election to receive compensation in the form of Stock Payments, in order

    (1)  to attract and retain Non-Employee Directors,

     (2) to provide Non-Employee Directors with long term financial incentives to increase the value of BellSouth, and

     (3) to provide each Non-Employee Director with a stake in the future of BellSouth which corresponds to the stake of each of BellSouth's shareowners.

Only Non-Employee Directors shall be eligible for Awards under this Plan.


                 ARTICLE II.  DEFINITIONS

2.1  Definitions.

     Each term set forth in this Article II shall have the respective meaning set forth opposite such term for purposes of this Plan, and when the defined meaning is intended the term is capitalized.

     "Additional Option" means an Option granted to a Non
Employee Director pursuant to Section 6.2 based upon his or her level of Stock ownership.

     "Agreement" means the written agreement which sets forth the Option Price, grant date, expiration date, and number of Shares with respect to an Option and an SAR granted in tandem with such Option to a Non-Employee
Director under this Plan and which contains such other terms and conditions not inconsistent with this Plan as the Committee determines are appropriate.

     "Award" means an Option, SAR or Stock Payment.
     "BellSouth" means BellSouth Corporation, a Georgia corporation.

     "Basic Option" means an Option granted to a Non-
Employee Director pursuant to Section 6.1.

     "Beneficiary" means the person entitled to receive any payments or exercise any rights following the death of a Non Employee Director as determined pursuant to Section
9.2.

    "Board" means the Board of Directors of BellSouth.

     "Change in Control" means the occurrence of either of the following: (i) any "person" (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of BellSouth or a corporation owned directly or indirectly by the shareholders of BellSouth in substantially the same proportions as their ownership of stock of BellSouth, is or becomes the "beneficial owner"
(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of BellSouth representing 20% or more of the total voting power represented by BellSouth's then outstanding voting securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by BellSouth's shareholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.
     "Committee" means the Nominating and Compensation
Committee of the Board, or any successor committee which administers this Plan as provided in Article V.
     "Compensation" means all cash compensation payable to a NonEmployee Director for service to BellSouth as a director, other than reimbursement for expenses, including retainer fees for service on, and fees for attendance at meetings of, the Board and any committees thereof.
    "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time.
   "Fair Market Value" for any day means the average of the high and low daily sale prices of a Share on the New
York Stock Exchange for that day or, if there are no sales on such day, for the most recent prior day on which a Share was sold on the New York Stock Exchange.
     "Non-Employee Director" means a member of the Board who is not an officer or employee of BellSouth or its affiliates.
     "Option" means an option granted under this Plan to purchase Stock, which shall constitute a nonqualified or nonstatutory stock option and not an incentive stock option satisfying the requirements of Code section 422.
     "Option Price" means the price determined in accordance with Section 6.3 which shall be paid to purchase one Share upon the exercise of an Option granted under this Plan.
    "Plan" means this BellSouth Corporation Non-Employee
Director Stock Plan as effective April 24, 1995 and as thereafter amended from time to time.

 "Prior Plan" means the BellSouth Corporation Non-Employee
Director Stock Option Plan.

     "Rule 16b-3" means Rule 16b-3 of the Securities and
Exchange Commission under the Exchange Act, as from time to time in effect (including its successor).

 "SAR" or "Stock Appreciation Right" means the contractual right granted to a Non-Employee Director to receive a payment upon the exercise of such right which reflects the appreciation in the Fair Market Value of the number of Shares for which such right was granted.
      "SAR Exercise Date" means the date on which the exercise of an SAR occurs under the related Agreement.
   "SAR Exercise Price" means the Fair Market Value of a
Share on the SAR Exercise Date.
 "SAR Grant Price" means the Option Price for the related
Option.

     "Share" means a share of Stock.
     "Stock" means the $1.00 par value common stock of BellSouth.

     "Stock Payment" means payment to a Non-Employee
Director in the form of Shares pursuant to Article VIII.
2.2  Gender and Number.

   All pronouns are masculine, solely for ease of reading, and should be read as feminine where applicable. Unless the context clearly requires otherwise, the singular shall include the plural and the plural shall include the singular.



           ARTICLE III.  SHARES SUBJECT TO PLAN

 The aggregate number of Shares with respect to which the grant of Options, including Options in tandem with SARs, (collectively referred to as "Grants" in this Article III) may be made shall be 600,000. Any Shares subject to a Grant after the exchange, cancellation, forfeiture or expiration of such Grant thereafter shall again become available for use under this Article III as if such Shares had never been subject to a Grant. The aggregate number of Shares with respect to which Stock Payments may be made shall be 350,000. The limitations of this Article III shall be subject to adjustment pursuant to Article X.
BellSouth shall reserve from time to time Shares for use under this Plan, and such Shares shall be reserved to the extent BellSouth deems appropriate from authorized but unissued Shares and from Shares which have been reacquired by BellSouth.


         ARTICLE IV.  EFFECTIVE DATE AND DURATION

4.1  Effective Date.

 The effective date of this Plan shall be April 24, 1995.
This Plan will become effective only if approved by the shareholders of BellSouth on such date.

4.2  Prior Plan.

     This Plan is a successor to the Prior Plan. No further grants of stock options or stock appreciation rights shall be made under the Prior Plan beginning on April 24, 1995, subject to this Plan becoming effective.
Options and stock appreciation rights outstanding under the Prior Plan shall continue to be governed by the terms of the Prior Plan; provided, that, effective on and after November 25, 1996, terms of this Plan shall constitute an amendment to the terms of a Prior Plan, and to the terms of outstanding grants under a Prior Plan where applicable, when expressly so provided in this Plan.



4.3  Duration.
   This Plan shall terminate on December 31, 2004, unless

earlier terminated by the Board pursuant to Article XI.

No Option or SAR shall be granted, and no Stock Payment

shall be made, after the date this Plan terminates.  The

applicable terms of this Plan, and any terms and

conditions as applicable to Options or SARs granted prior

to such date, shall survive the termination of the Plan

and continue to apply to such Option and SARs.

                ARTICLE V.  ADMINISTRATION

5.1  Committee.

   The Plan shall be administered by the Committee.  The
Committee shall consist of two or more disinterested directors of BellSouth, who shall be appointed by the Board. A member of the Board shall be deemed to be "disinterested" only if he or she satisfies such requirements as the Securities and Exchange Commission may establish for disinterested administrators acting under plans intended to qualify for exemption under Rule 16b-3.
A Non-Employee Director shall not fail to be "disinterested" solely because he or she receives an Option or SAR grant or Stock Payments. 5.2
Committee Responsibilities.
    The Committee shall (a) make all grants of Options, SARs and Stock Payments as provided in this Plan, (b) determine the terms and conditions of grant Agreements, and all election and other forms, which terms and conditions shall not be inconsistent with this Plan, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.
5.3  Determinations.
All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Non-Employee Directors, BellSouth and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or Awards. All members of the Committee shall be fully protected by BellSouth, to the fullest extent permitted by applicable law, in respect of any such action, determination or interpretation.
                   ARTICLE VI.  OPTIONS
6.1  Grant of Basic Options.
    On the date of each BellSouth annual shareholders' meeting, beginning with and including the 1995 annual shareholders' meeting, each individual who is at that time serving as a NonEmployee Director, whether or not such individual is first elected as a Board member at that meeting or whether or not such individual is standing for reelection as a Board member at that meeting, shall automatically be granted an Option to purchase 2,000
Shares. Each grant of such an Option, referred to in this Plan as a Basic Option, will include the grant of a tandem
SAR as provided in Article VII and will be evidenced by an Agreement which shall reflect the terms and conditions of Options and tandem SARs as provided in this Plan and such additional terms and conditions, not inconsistent with this Plan, as are determined by the Committee.
6.2  Grant of Additional Options.
          (a) Each Non-Employee Director who receives a grant of a Basic Option under Section 6.1 on the date of an annual shareholders' meeting shall be granted an Additional Option on such date if (i) the number of Shares owned by such Non-Employee
          Director (as determined under paragraph (b) below) as of the immediately preceding December
          31 exceeds (ii) the sum of (A) the number of Shares determined by dividing five times the amount of the annual retainer for Board members in effect on such December 31 by the representative Share price on such December 31
          (as determined under paragraph (c) below) and
          (B) the number of Shares subject to Additional
          Options previously granted to such Non Employee
          Director under this Section 6.2 (whether or not any such previously granted Additional Option has been exercised or has expired and adjusted as appropriate to reflect the November 8, 1995 two-for-one Share split). Such Additional
          Option shall be for the number of Shares equal to one-half (rounded to the next highest whole number) of the number by which (i) exceeds (ii) above, limited to a maximum annual grant of 2,000 Shares. Each grant of such an Additional
          Option will include the grant of a tandem SAR as provided in Article VII and will be evidenced by an Agreement which shall reflect the terms and conditions of Options and tandem SARs as provided in this Plan and such additional terms and conditions, not inconsistent with this Plan, as are determined by the Committee.
          (b) For purposes of this Section 6.2 only, a Non Employee Director shall be deemed to "own" the number of Shares equal to the sum of (i) those Shares, whether registered in the owner's name or in nominee name, which (A) are owned by the Non Employee Director or his spouse (or jointly) or (B) are owned by a trust with respect to which the NonEmployee Director or his spouse (or both) contributed the Shares (or the money or other property used by the trustee to purchase the Shares) and also holds the power to vote and dispose of the Shares, and (ii) the number of stock units (i.e., bookkeeping units which reflect the price changes and dividends on a Share) credited to the Non-Employee Director pursuant to any deferred compensation plan maintained by BellSouth. (c) For purposes of this Section 6.2 only, the representative price of a Share on any December 31 will equal the average of the Fair Market Value of a Share for the last five trading days on the New York Stock Exchange for the year ending that December 31 and the first five such trading days in the next succeeding year.
6.3  Option Price; Form of Payment.
     The Option Price for each Share subject to an Option shall be the greater of (i) the par value of a Share or
(ii) the Fair Market Value of a Share on the date the Option is granted.
6.4  Date Exercisable.
     An Option shall become exercisable on the first anniversary of the Grant Date; provided, however, in the event that, prior to such first anniversary, (A) the Non
Employee Director terminates his service on the Board by reason of (i) death, (ii) disability, or (iii) retirement
(which shall mean termination of service on the Board after the Non-Employee Director has attained age 55 and completed at least 5 years of service as a director on the Board), or (B) a Change in Control shall occur, then an Option shall become immediately exercisable upon the occurrence of such event or, if later, the expiration of the six-month period following the Grant Date. Subject to the foregoing, an Option shall be exercisable at any time in whole or in part (but if in part, in an amount equal to at least 100 Shares or, if less, the number of Shares remaining to be exercised under the Option) on any business day of BellSouth before the date such Option expires under Section 6.5.
6.5  Expiration.
     An Option shall expire on the earlier of
     (a) the first date on or after the Grant Date and prior to a Change in Control on which the NonEmployee Director (i) resigns from or is not reelected to the Board prior to being eligible for retirement under clause B(iii) of Section
          6.4; (ii) resigns for the purpose of accepting, or retires and subsequently accepts, a directorship or employment, or becomes associated with, employed by or renders service to, or owns an interest in (other than as a shareholder with a less than 5% interest in a publicly traded company) any business that is competitive with any BellSouth company or with any other business in which any of the BellSouth companies have a substantial direct or indirect interest; or (iii) resigns as a result of an interest or affiliation which would prohibit continued service as a director;

    (b) the date the Option (or a tandem SAR) has been exercised in full; or
  (c) one day after the expiration of the 10-year period which begins on the Option Grant Date or, in the case of a Non-Employee Director who dies within six months prior to such day, the last day of the 6-month period which begins on the date of the NonEmployee
           Director's death.

6.6  Method of Exercise.

An Option may be exercised by properly completing and actually delivering to BellSouth an exercise form prescribed by the Committee for this purpose, together with payment in full of the Option Price for the shares of Stock the Non Employee Director desires to purchase through such exercise in the manner specified in the exercise form. Payment may be made in the form of cash or shares of Stock, or a combination of cash and shares of stock. Any shares of Stock which are tendered shall be valued at their Fair Market
Value on the date as of which the exercise is effective.
          ARTICLE VII.  STOCK APPRECIATION RIGHTS

7.1  Grant of SARs.

 SARs shall be granted to Non-Employee Directors in tandem with the grant of Basic Options and Additional Options.
Each such grant shall be evidenced by the same Agreement as the Option which is granted in tandem with such SAR and such SAR shall relate to the same number of Shares as such Option. An SAR shall be exercisable only if and to the extent the tandem Option is exercisable.

7.2  Payment at Exercise.
     An SAR may be exercised by properly completing and actually delivering to BellSouth an exercise form prescribed by the Committee for this purpose. Upon the exercise of an SAR the NonEmployee Director shall receive a payment equal to the excess, if any, of the SAR Exercise
Price for the number of Shares of the SAR being exercised at that time over the SAR Grant Price for such Shares.
Such payment shall be made in whole Shares. Such Shares shall be valued for this purpose at the SAR Exercise Price on the date the SAR is exercised, and any payment for a fractional Share automatically shall be paid in cash based on such valuation. 7.3 Special Terms and Conditions.
     An SAR shall be exercisable only when the tandem
Option is exercisable. The Non-Employee Director's right to exercise an SAR shall be forfeited to the extent that he exercises the tandem Option and the right to exercise the tandem Option shall be forfeited to the extent he exercises the tandem SAR, but any such forfeiture shall not count as a forfeiture for purposes of making the Shares subject to such Option and SAR again available for use under Article III.


               ARTICLE VIII.  STOCK PAYMENTS

     For each date that a retainer payment otherwise is due to a Non-Employee Director, BellSouth shall pay such Non Employee Director a Stock Payment for the number of Shares equal to 50% of such retainer payment based upon the average of the high and low daily sales prices of a Share on the New York Stock Exchange ("NYSE") for the period of five trading days ending on such retainer payment date (or the period of five trading days immediately preceding such date if the NYSE is closed on such date.) Such Stock Payment will be made in lieu of the cash payment of such 50% of the retainer. Certificates or other evidence of all whole Shares will be delivered promptly following each Stock Payment. Any payment for a fractional Share automatically will be made in cash. The above changes to this Article VIII will be effective beginning on May 1, 1997.


               ARTICLE IX.  TRANSFERABILITY

9.1  Transferability During Lifetime.

     (a)  General Rule.  During the lifetime of a
          Participant to whom an Award is granted, only the Participant (or such Participant's legal representative) may exercise or receive payment of an Award. No Award (other than Stock
          Payments upon receipt) may be sold, assigned, transferred (except as provided in the sentence above), exchanged, or otherwise encumbered or made subject to any creditor's process, whether voluntary, involuntary or by operation of law, and any attempt to do so shall be of no effect. This Section 9.1(a) shall apply to all Awards except as provided in Sections 9.1(b) and 9.1(c) below.
    (b) Limited Exception for Certain NQSOs and SARs. Unless the terms of the applicable grant Agreement for an Option specifically provide that this Section 9.1(b) shall not apply, a Non-Employee Director may transfer such Non Employee Director's rights under any Option Agreement granted on or after November 25, 1996 by properly completing and delivering to the executive compensation group at BellSouth headquarters a Nonqualified Stock
          Option Assignment Form and satisfying such other conditions as BellSouth may impose, provided that such transfer is without consideration and to (i) one or more of the Non-Employee Director's spouse, parents, spouse's parents, siblings, siblings' lineal descendants, children, and children's lineal descendants, including in all cases legally adopted individuals, or (ii) a trust, partnership or similar entity for the benefit solely of one or more of the family members described above. The rights of any such transferee thereafter shall be nontransferrable except that such transferee, where applicable under the terms of the transfer by the NonEmployee Director, shall have the right previously held by the Non-Employee Director to designate a Beneficiary. A Non-Employee Director may make such a transfer of the Non-Employee Director's rights with respect to less than all of the total number of Shares subject to an Option Agreement provided that each such transfer shall apply to at least 20% of the total number of Shares initially subject to such Agreement. Notwithstanding Section
          12.5 or the terms of any Agreement, BellSouth shall not withhold any amount attributable to any tax liability of a Non-Employee Director from any payment of cash or Shares to a transferee or transferee's Beneficiary under this Section 9.1(b) upon exercise of a transferred NQSO or SAR by such person, but may require the payment of an amount equal to any BellSouth withholding tax obligation as a condition to such exercise or as a condition to the release of cash or Shares upon such exercise.
    (c)  Outstanding Non-qualified Stock Options and SARs.
         Effective November 25, 1996, Section 9.1(b) also shall apply to all non-qualified stock options and tandem stock appreciation rights outstanding under the Plan and also to all outstanding non-qualified stock options and tandem stock appreciation rights issued under the Prior Plan. This Section 9.1(c) (and related Plan provisions on transferability) shall constitute an amendment to the Prior Plan, and to all outstanding non qualified stock option and tandem stock appreciation right grant agreements under this Plan and the Prior Plan, to the extent necessary to effect this change to such outstanding nonqualified stock options and tandem stock appreciation rights. The election by a NonEmployee Director (including for this purpose a nonemployee director under the Prior
         Plan) to transfer any such non-qualified stock option and tandem stock appreciation right pursuant to this Section 9.1(c) shall constitute any required consent by the NonEmployee Director to such amendment.
9.2  Transfers to Death Beneficiary.
     In the event of a Non-Employee Director's death, all

of such person's outstanding Options and tandem SARs and

his or her rights to receive any accrued but unpaid Stock

Payments will transfer to the maximum extent permitted by

law to such person's Beneficiary (except to the extent a

permitted transfer of an    Option and tandem

SAR previously was made pursuant to Section 9.1.)  Each Non

Employee Director may name, from time to time, any

beneficiary or beneficiaries (which may be named

contingently or successively) as his or her Beneficiary for

purposes of this Plan.  Each designation shall be on a form

prescribed by the Committee, will be effective only when

delivered to BellSouth and when effective will revoke all

prior designations by the NonEmployee Director. If a Non-

Employee Director dies with no such beneficiary designation

in effect, such person's Beneficiary shall be his or her

estate and such person's Awards will be transferable by

will or pursuant to laws of descent and distribution

applicable to such person.

                      ARTICLE X.  ADJUSTMENTS

  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Non-Employee Directors under this Plan, then the Committee, in such manner as it may deem equitable, shall adjust any or all of
(i) the number and kind of shares which may thereafter be delivered in connection with Awards, (ii) the number and kind of shares that may be delivered or deliverable in respect of outstanding Awards, (iii) the number and kind of shares with respect to which Awards may be granted as set forth in Article III, and (iv) the exercise price, grant price, or purchase price relating to any Award, or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award. Any such adjustment made by the Committee, including any cancellation of an outstanding Award made as part of such adjustment, will be final and binding.



           ARTICLE XI.  AMENDMENTS AND TERMINATION

   The Board shall have the right to amend, modify, suspend or terminate the Plan at any time for any purpose; provided that, following the approval of the Plan by BellSouth shareholders (i) this Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder and (ii), except with the further approval of shareholders, this Plan may not be amended with respect to the amount, timing, Option Price or method for determining Fair Market Value of Shares, and related provisions with respect to tandem SARs, or in any way to (a) extend the maximum life of the Plan under Section 4.3,(b) change the class of persons eligible for Awards or to otherwise materially modify (within the meaning of Rule 16b-
3 of the Exchange Act) the requirements as to eligibility for participation in this Plan, or (c) otherwise materially increase (within the meaning of Rule 16b-3 of the Exchange
Act) the benefits accruing under this Plan. No enactment, modification, suspension or termination of the Plan shall alter or impair any Awards previously granted under this Plan without the consent of the holder thereof, unless otherwise required by law. It is conclusively presumed for this purpose that any adjustment for changes in capitalization pursuant to Article X of this Plan does not affect any right of the holder of an Award. Notwithstanding approval by shareholders, the Board may amend this Plan without further shareholder approval to add provisions required or enabled by changes to Rule 16b3.
              ARTICLE XII.  GENERAL PROVISIONS

12.1 Stock Restrictions.

     BellSouth shall have the right under this Plan to restrict or otherwise delay the issuance of any Shares purchased or paid under this Plan until the requirements of any applicable laws or regulations and any stock exchange requirements have been in BellSouth's judgment satisfied in full. Furthermore, any Shares which are issued as a result of purchases or payments made under this Plan shall be issued subject to such restrictions and conditions on any resale and any other disposition as BellSouth shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements.
12.2 Term of Service.
   The granting of an Award to a Non-Employee Director under this Plan shall not obligate BellSouth to provide that NonEmployee Director upon the termination of his or her service on the Board with any benefit whatsoever except as provided under the terms and conditions of that Award or obligate the NonEmployee Director to remain a member of the Board.

12.3 No Shareholder Rights.

   No Award shall confer on any Non-Employee Director, or anyone claiming on his behalf, any of the rights of a stockholder of BellSouth unless and until Shares are duly issued or transferred on the books of BellSouth in accordance with the terms and conditions of the Award.

12.4 Unfunded Plan.

   This Plan shall be unfunded and BellSouth shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither BellSouth, its affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between any such party and a Non-Employee Director or anyone claiming on his or her behalf. To the extent a NonEmployee Director or any other person acquires a right to receive payment pursuant to an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of BellSouth.
12.5 Taxes.

     BellSouth shall withhold from any payment of cash or Shares to a Non-Employee Director or other person under this Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirement as a result of the grant or exercise of any Award under this Plan. BellSouth shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by BellSouth to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award.
12.6 Binding Effect.
     The provisions of this Plan, and any applicable Agreement, election, Beneficiary designation or other related document, shall be binding upon each Non-Employee Director and any of his Beneficiaries, transferees, heirs, assignees, distributees, executors, administrators, personal representatives or any other person claiming any rights under this Plan. Any such person claiming any rights under this Plan shall be subject to the terms and conditions of this Plan and all such documents and such other terms and conditions, not inconsistent with this Plan, as the Committee may impose pursuant to Article V.
12.7 Choice of Law and Venue.
  This Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Georgia (except to the extent provisions of federal law may be applicable.) Acceptance of an Award shall be deemed to constitute consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to such Award, including the enforcement of any rights under this Plan or any Agreement or other document, and shall be deemed to constitute consent to any process or notice of motion in connection with such proceeding being served by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.